Exhibit 10.1

AMENDMENT NO. 5

TO

CREDIT AGREEMENT

AMENDMENT NO. 5 (“Amendment No. 5”), dated as of August 30, 2010, to the Credit Agreement, dated as of December 21, 2006, by and between Alterra Insurance Limited (f/k/a Max Bermuda Ltd.), a Bermuda company (the “Borrower”) and The Bank of Nova Scotia (the “Lender”), as amended by Amendment No. 1, dated as of December 20, 2007, Amendment No. 2, dated as of December 18, 2008, Amendment No. 3, dated as of December 17, 2009 and Amendment No. 4, dated as of May 3, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.       Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

II.      The Borrower has informed the Lender that the Borrower will be part of a reorganization of the corporate structure of the Parent and its Subsidiaries, including without limitation, (a) the amalgamation of the Borrower and Harbor Point Re Limited, a Bermuda exempted limited liability company, and (b) the subsequent merger of, or transfer of assets of, and certain other transactions among, the various Subsidiaries of Harbor Point Re (which, upon such amalgamation, will become Subsidiaries of the Borrower) and other Subsidiaries of the Borrower and the Parent.

III.     The Borrower has requested that the Lender amend the Credit Agreement upon the terms and conditions herein contained to allow for the amalgamation of the Borrower and Harbor Point Re Limited and certain other transactions, and the Lender has agreed so to do on the terms and conditions herein contained.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.      SECTION 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in the proper alphabetic order:

“Alterra Bermuda” means Alterra Bermuda Limited, a Bermuda exempted limited liability company resulting from the amalgamation of Alterra Insurance Limited and Harbor Point Re.

“Alterra USA Holdings” means (i) prior to the HP US Merger Date, Alterra USA Holdings Limited (f/k/a Max USA Holdings Ltd.) and (ii) from and after the HP US Merger Date, Alterra USA Holdings Limited, the survivor of the merger between Alterra USA Holdings Limited and Harbor Point U.S. Holdings, Inc.

“Amendment No. 5 Effective Date” has the meaning given to such term in Amendment No. 5 hereto.

“Designated Subsidiary” means each Subsidiary of Harbor Point Re that, immediately prior to the Harbor Point Re Amalgamation, was a Subsidiary of Harbor Point Re, and immediately thereafter, is a Subsidiary of the Borrower.

“Harbor Point Re” means Harbor Point Re Limited, a Bermuda exempted limited liability company.

“Harbor Point Re Amalgamation” means the amalgamation of the Borrower and Harbor Point Re in accordance with Section 6.3(a)(i) of the Credit Agreement.

“Harbor Point Re Amalgamation Date” means the effective date of the Harbor Point Re Amalgamation.

“HP US Merger Date” means the date on which the merger of Max USA Holdings Ltd. and Harbor Point U.S. Holdings, Inc. is effective.

HP U.S. Subsidiary means each of (i) Harbor Point U.S. Holdings, Inc., a Delaware corporation, (ii) Harbor Point Reinsurance U.S., Inc., a Connecticut corporation, (iii) Harbor Point Services, Inc., a Delaware corporation, and (iv) Alterra Finance LLC, a Delaware limited liability company.

2.     The defined term “Existing Agreement” contained in Section 1.1 of the Credit Agreement is amended by deleting the word “and” that appears immediately before clause (d) thereof and inserting the following immediately after clause (d):

, (e) the Amended and Restated Credit Agreement, dated as of June 12, 2007 (as amended, restated, supplemented or otherwise modified from time to time), among Alterra Holdings Limited; prior to the Harbor Point Re Amalgamation Date, Harbor Point Re, and from and after the Harbor Point Re Amalgamation Date, Alterra Bermuda; prior to the HP US Merger Date, Harbor Point U.S. Holdings, Inc., and from and after the HP US Merger Date, Alterra USA Holdings; Harbor Point Reinsurance U.S., Inc.; the lenders identified therein; and the Bank of America, N.A., as administrative agent, and (f) the Master Reimbursement Agreement and the Reinsurance Deposit Agreement, each dated as of July 2, 2009 (each as amended, restated, supplemented or otherwise modified from time to time), between Harbor Point Re and Citibank Europe Plc.

3.     The defined term “Parent” contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Parent” means Alterra Capital Holdings Limited, a Bermuda exempted limited liability company (f/k/a Max Capital Group Ltd.).

4.     The Credit Agreement is hereby amended, effective as of the Harbor Point Re Amalgamation Date, by deleting the text “Alterra Insurance Limited” in each instance in which it appears and substituting therefor “Alterra Bermuda”.

5.     SECTION 6.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.3 Mergers, Amalgamations, Consolidations and Sales. Not, and not permit any Subsidiary to:

(a) merge, amalgamate or consolidate, provided that:

(i) the Borrower may amalgamate with Harbor Point Re, provided further that (1) immediately before and after giving effect thereto, no Default or Event of Default shall exist or would occur (2) such amalgamation occurs on or before November 30, 2010, and (3) within ten (10) Business Days following the consummation of the Harbor Point Re Amalgamation, the Borrower shall have delivered to the Lender (A) a certificate of the Secretary of Alterra Bermuda Limited certifying that the Harbor Point Re Amalgamation and the Harbor Point Re Amalgamation Date have occurred and attaching evidence thereof reasonably satisfactory to the Lender (B) the written opinion of Conyers Dill & Pearman Limited, as special Bermuda legal counsel to the Borrower, each in form and substance reasonably satisfactory to the Lender, (C) an updated letter from the Process Agent, in form and substance reasonably satisfactory to the Lender, agreeing to the terms of Section 9.17 or to other terms satisfactory to the Lender, and (D) an amendment to the Control Agreement, in form and substance reasonably satisfactory to the Lender, executed by the Borrower and the Custodian.

(ii) (1) any Subsidiary of the Borrower (other than any HP U.S. Subsidiary) may merge, amalgamate or consolidate with any other Subsidiary of the Borrower so long as, if either such Subsidiary is a wholly owned Subsidiary of the Borrower, the surviving Person shall (or, in the case of an amalgamation, the amalgamated entity shall), after giving effect to such merger, amalgamation or consolidation, be a wholly owned Subsidiary of the Borrower, (2) any Designated Subsidiary may merge, amalgamate or consolidate with any other Subsidiary of the Parent (other than the Borrower), provided further that (A) immediately before and after giving effect thereto, no Default or Event of Default shall exist or would occur, and (B) before or substantially simultaneously therewith, the Borrower shall have delivered to the Lender an officers’ certificate in form and substance reasonably satisfactory to the Lender, and (3) any HP U.S. Subsidiary may merge, amalgamate or consolidate with any other Subsidiary of the Parent (other than the Borrower) or any Subsidiary of the Borrower.

(b) purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person provided that:

(i) the Borrower or any Subsidiary thereof including, from and after the Harbor Point Re Amalgamation, any Designated Subsidiary may make any such purchase or acquisition provided: (1) no Default or Event of Default has occurred and is continuing or would result from such purchase or acquisition, (2) the Borrower provides the Lenders with a pro forma Compliance Certificate giving effect to such purchase or acquisition, and (3) (x) the purchase price of any single purchase or acquisition does not exceed $75,000,000 and (y) the aggregate purchase price of all such purchases and acquisitions after the date hereof does not exceed $250,000,000, and

(ii) the Borrower or any Subsidiary thereof may make any such purchase or acquisition in respect of the assets, stock or other interests in any HP U.S. Subsidiary, or

(c) sell, transfer, convey or lease all or any substantial part of its assets, other than:

(i) any sale, transfer, conveyance or lease in the ordinary course of business,

(ii) any sale or assignment of receivables,

(iii) any sale, transfer, conveyance or lease not in the ordinary course of business provided the aggregate fair market value of all such sales, transfers, conveyances or leases after the date hereof does not exceed $75,000,000,

(iv) Total Return Equity Swaps permitted under Section 6.2(f),

(v) any Subsidiary of the Borrower may sell, transfer, convey or lease all or substantially all of its assets (upon voluntary liquidation or otherwise) to one of its Subsidiaries, the Borrower, or to any one or more wholly owned Subsidiaries of the Borrower, and

(vi) the Borrower or any wholly owned Subsidiary thereof may acquire all or substantially all of the assets of any Subsidiary of the Borrower;

provided, that any HP U.S. Subsidiary may sell, transfer, convey or lease all or any substantial part of its assets to the Parent, the Borrower or any of their respective Subsidiaries.

6.     Section 6.2 of the Credit Agreement is hereby amended by inserting the following paragraph at the end thereof:

Notwithstanding anything to the contrary contained in this Section 6.2 Alterra Finance LLC may incur Debt, provided that neither the Borrower nor any other Subsidiary of the Borrower shall have any obligation, including any contingent obligation, with respect thereto.

7.     Section 6.7(b) is hereby amended by replacing the phrase on the “Amendment Effective Date (as defined in Amendment No. 4, dated as of May 3, 2010, to this Agreement” contained therein with the defined term “Amendment No. 5 Effective Date”.

8.     Paragraphs 1 through 7 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment No. 5 Effective Date”):

(a)     The Lender shall have received from the Borrower either (i) a counterpart of this Amendment No. 5 executed on behalf of the Borrower or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Amendment No. 5) that the Borrower has executed a counterpart of this Amendment No. 5.

(b)     The Lender shall have received a closing certificate, duly executed by the proper parties and substantially in the form of Exhibit A hereto.

(c)     All fees and expenses payable to the Lender and invoiced to the Borrower at least three (3) Business Day prior to the Amendment No. 5 Effective Date (including the reasonable fees and expenses of counsel to the Lender) due and payable on or prior to the Amendment No. 5 Effective Date shall have been paid.

9.     The Borrower (i) reaffirms and admits the validity and enforceability against the Borrower of each Credit Document and all of its obligations thereunder, (ii) agrees and admits that it has no defense to or offset against any such obligation, and (iii) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

10.     This Amendment No. 5 may be executed in any number of counterparts, each of which shall be original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment No. 5 to produce or account for more than one counterpart signed by the party to be charged.

11.     This Amendment No. 5 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

12.     Except as amended hereby, the Credit Agreement shall in all other respects remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ALTERRA INSURANCE LIMITED

By:
Name:
Title:

[Alterra Insurance Limited – Amendment No. 5]

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

[Alterra Insurance Limited – Amendment No. 5]